UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549





                              FORM 8-K




                            CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported):    December 13, 1995



                         THERAGENICS CORPORATION
         (Exact Name of Registrant as Specified in its Charter)


                               Delaware
                       (State of Incorporation)


         0-15443                               58-1528626
(Commission File Number)           (I.R.S. Employer Identification No.)


   5325 Oakbrook Parkway, Norcross, Georgia              30093
   (Address of Principal Executive Offices)            (Zip Code)


                           (770) 381-8338
         (Registrant's Telephone Number, Including Area Code)
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Item 5. Other Events

Theragenics Secures $5 Million Credit Facility

Theragenics Corporation ("Theragenics") in an agreement with Bank South dated December 13, 1995, secured a Line of Credit Facility and Revolving Credit Facility (the "Facility") totaling $5,000,000. Under the Facility, $3,000,000 became immediately available to Theragenics upon signing and an additional $2,000,000 will be available as early as December 31, 1995, contingent on Theragenics meeting certain financial benchmarks. As of the date of this filing, Theragenics favorably exceeds all of these benchmarks by large margins. Provisions of the Facility limit the amount of annual capital expenditures, the incurrence of additional debt and requires, among other things, the maintenance of certain minimum financial ratios. The Facility is in addition to a $2,100,000 term loan from Bank South which has been in place since September 1994. Management plans to use proceeds from the Facility to help finance Company growth and partially fund the addition of a third and fourth cyclotron to Theragenics' manufacturing facility.
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                            SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   THERAGENICS CORPORATION







                                   Bruce W. Smith
                                   Secretary, Treasurer and
                                   Chief Financial Officer

Dated: December 22, 1995